UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 21st Floor, 2005 Market Street, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2008, the NYSE notified the Company that trading of its common stock on the NYSE will be suspended prior to the market opening on Friday May 2, 2008, and that the NYSE will take action to de-list the Company's common stock. The NYSE's decision to suspend trading in the Company's common stock was reached in view of the fact that the Company has fallen below the NYSE's continued listing standard regarding the average stock price over a 30 trading day period of not less than $1.00. In addition, the market capitalization of the Company's common stock recently has also fallen below the NYSE's continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $25 million, which is the minimum threashold for listing. Beginning on May 2, 2008, the Company's common stock will be quoted on the OTC Bulletin Board under the trading symbol "LUMC".

Item 8.01 Other Events.

The Company previously announced on March 31, 2008 that an affiliate of Luminent Mortgage Capital, Inc. filed a Form S-4 registration statement with the Securities and Exchange Commission on Friday March 28, 2008 with respect to the Company's proposed conversion to a publicly traded partnership.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description

99.1 Press release dated May 2, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

May 2, 2008	By:	/s/ KAREN CHANG

Name: KAREN CHANG
Title: SVP, Chief Fiancial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the registrant dated May 2, 2008